Exhibit 1.1

13,500,000 Shares

Costamare Inc.

Common Stock, Par Value $0.0001 Per Share

UNDERWRITING AGREEMENT

May 25, 2017

May 25, 2017

Morgan Stanley & Co. LLC

As Representative of the several Underwriters

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Costamare Inc., a Marshall Islands corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC is acting as Representative (the “Representative”), 13,500,000 shares (the “Firm Shares”) of its Common Stock, par value $0.0001 per share (the “Common Stock”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 2,025,000 shares of its Common Stock (the “Additional Shares”), if and to the extent that the Representative shall have determined to exercise the right to purchase such shares of Common Stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement, including a prospectus, on Form F-3 (Reg. No. 333-214268) relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the related prospectus covering the Shelf Securities dated November 7, 2016 in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information identified in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,”

and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.       Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)     The Company meets the requirements for the use of Form F-3 under the Securities Act. The Registration Statement has become effective; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)     (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein.

(c)     The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and

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regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the Representative’s prior consent, prepare, use or refer to, any free writing prospectus.

(d)     The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus, is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, on the Company and its subsidiaries including, to the Company’s knowledge, the JV Entities (as defined below), taken as a whole (a “Material Adverse Effect”).

(e)     Each subsidiary of the Company has been duly incorporated or formed, is validly existing as a corporation, limited partnership, limited liability company or other entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate, limited partnership, limited liability company or other entity power and authority, as applicable, to own its property and to conduct its business as described in the Time of Sale Prospectus, is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock, partnership interests, membership interests or other equity interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims except to the extent the Company has pledged or charged the shares of a subsidiary listed on Schedule III-1-A. The only subsidiaries of the Company, other than the JV Entities, are the subsidiaries listed on Exhibit 8.1 to the Company’s Annual Report on Form 20-F filed with the Commission on March 14, 2017 (the “Annual Report”).

(f)      No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any cash dividends to the Company, from making any other distribution on such subsidiary’s shares of capital stock, partnership interests, membership interests or other equity interests, as applicable, or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Time of Sale Prospectus. The Company currently does not have, and currently does not intend to make, any loans or advances to any subsidiary of the Company.

(g)     The Company’s wholly owned subsidiary, Costamare Ventures Inc., owns the equity interests in the entities listed in Schedule III-2, III-3 and III-3-A of this Agreement (collectively the “JV Entities”), in the respective percentages as set forth on Schedule III-2, III-3 and III-3-A. To the

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knowledge of the Company, the equity interests in the JV Entities have been duly and validly authorized and issued, are fully paid and non-assessable, and the respective percentages of such equity interests are owned directly by Costamare Ventures Inc., free and clear of all liens, encumbrances, equities or claims except to the extent Costamare Ventures Inc. has pledged or charged the shares of the JV Entities listed in Schedule III-3-A, subject to the terms of the relevant shareholders agreement. To the knowledge of the Company, each of the JV Entities has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that failure to be so qualified or be in good standing would not have a Material Adverse Effect. Other than as set forth in the Framework Agreement (as defined below), to the knowledge of the Company, no JV Entity is currently prohibited, directly or indirectly, from paying any cash dividends to the Company, from making any other distribution on such entity’s capital stock, or from transferring any of such entity’s property or assets to the Company or any other subsidiary of the Company. To the knowledge of the Company, there are no (i) options, warrants or other rights to purchase (except in favour of the Company and/or Costamare Ventures Inc. pursuant to a share purchase agreement dated June 16, 2016 among the Company, Costamare Ventures Inc., Sparrow Holdings L.P., Bluebird Holdings L.P., York Capital Management Global Advisors LLC and the York Funds (as such term is defined in the Framework Deed (as defined below)), as amended and restated on March 28, 2017, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in any of the JV Entities outstanding. Except for the Subsidiaries and the JV Entities, and as otherwise disclosed in the Time of Sale Prospectus, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities of any partnership, joint venture, or other entity.

(h)     This Agreement has been duly authorized, executed and delivered by the Company.

(i)      The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j)      The shares of Common Stock, shares of 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share, $25.00 liquidation preference per share of the Company (the “Series B Preferred Stock”), shares of 8.50% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share, $25.00 liquidation preference per share of the Company (the “Series C Preferred Stock”) and shares of 8.75% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share, $25.00 liquidation preference per share of the Company (the “Series D Preferred Stock”) outstanding have been duly authorized and are validly issued, fully paid and non-assessable.

(k)     The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights that have not been waived.

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(l)      There are no restrictions on subsequent transfers of the Shares under the laws of the Marshall Islands.

(m)    The execution, delivery and performance of this Agreement, and the issuance and sale of the Shares will not contravene, result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or, to the knowledge of the Company, of Costamare Shipping Company S.A. (“Costamare Shipping”) or Shanghai Costamare Ship Management Co. Ltd. (“Shanghai Costamare”) (Costamare Shipping and Shanghai Costamare, the “Managers”), or, to the knowledge of the Company, any of the JV Entities pursuant to, (i) the charter or by-laws of the Company and any of its subsidiaries or any of the Costamare Shipping, Shanghai Costamare or the JV Entities , (ii) any statute, rule, regulation, judgment or order of any governmental body or agency or any court, domestic or foreign, having jurisdiction over the Company and any of its subsidiaries or any of Costamare Shipping, Shanghai Costamare or the JV Entities or any of their properties, or (iii) any agreement or other instrument to which the Company or any of its subsidiaries or any of Costamare Shipping, Shanghai Costamare or the JV Entities is a party or by which the Company or any of its subsidiaries or any of Costamare Shipping, Shanghai Costamare or the JV Entities is bound or to which any of the properties of the Company or any of its subsidiaries or any of Costamare Shipping, Shanghai Costamare or the JV Entities is subject, except for such breach, violation or default of any such agreement or other instrument which would not result in a Material Adverse Effect or, to the knowledge of the Company, a material adverse effect in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, on any of the Managers and their respective subsidiaries, taken as a whole (a “Manager Material Adverse Effect”), as the case may be; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries or, to the knowledge of the Company, any of Costamare Shipping, Shanghai Costamare or the JV Entities or any of their respective subsidiaries.

(n)     No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(o)     There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(p)     There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company, any of its subsidiaries or, to the knowledge of the Company, any of the JV Entities, is a party or to which any of the properties of the Company, any of its subsidiaries or, to the knowledge of the Company, any of the JV Entities, is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect, or a material adverse effect on the power or ability of the

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Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(q)     Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of the Managers or JV Entities is (i) in violation of its respective charter or by-laws, (ii) in violation of any applicable statute, law, rule, regulation, judgment, order or decree of any competent court, regulatory body, administrative agency, governmental body, arbitrator or other authority or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except in each case covered by clauses (ii) and (iii) such as would not, individually or in the aggregate, result in a Material Adverse Effect or a Manager Material Adverse Effect, as the case may be, or materially adversely affect the Company’s power or ability to perform its obligations under this Agreement or consummate the transactions contemplated by the Time of Sale Prospectus.

(r)      Each of (i) the Stockholder Rights Agreement, dated as of October 19, 2010, between the Company and the rights agent party thereto, (ii) the Framework Agreement, dated as of November 2, 2015, between the Company and Costamare Shipping, (iii) the Services Agreement, dated as of November 2, 2015, between the subsidiaries of the Company identified therein and Costamare Shipping Services Ltd., (iv) the Agreement Relating to Framework Agreement and Ship-management Agreements, dated November 2, 2015, between the Company and Costamare Shipping and (v) the Framework Deed, dated as of May 15, 2013, as amended and restated on May 18, 2015, among York Capital Management Global Advisors LLC, Sparrow Holdings L.P., Costamare Ventures Inc. and the Company (the “Framework Deed”) has been duly authorized and has been executed and delivered by the Company or its wholly owned subsidiary, as applicable, and constitutes a valid and binding agreement of the Company or its wholly owned subsidiary, as applicable, enforceable against the Company or its wholly owned subsidiary, as applicable, and, to the knowledge of the Company, each such other party thereto in accordance with its terms.

(s)     Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(t)      The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(u)     Except as disclosed in the Time of Sale Prospectus, (A)(i) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of the Managers or JV Entities is in violation of any applicable United States federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any competent

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domestic or foreign governmental agency, governmental body or court applicable to them, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of the Managers or JV Entities occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company, nor any of its subsidiaries nor, to the knowledge of the Company, any of the Managers or JV Entities is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of the Managers or JV Entities is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of the Managers or JV Entities is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and its subsidiaries and, to the knowledge of the Company, Costamare Shipping, Shanghai Costamare and the JV Entities have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (vi) such as would not individually or in the aggregate have a Material Adverse Effect; (B) to the Company’s knowledge there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; and (C) to the Company’s knowledge, there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (x) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (y) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(v)     In the ordinary course of its business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries. On the basis of such review, the Company has reasonably concluded that the Company has not incurred any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect or, to the knowledge of the Company, a Manager Material Adverse Effect.

(w)    Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of the Exchange Act), has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which would reasonably be expected to constitute, cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or which is otherwise prohibited by Regulation M under the Exchange Act.

(x)     Any third-party statistical and market-related data included in the Time of Sale Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

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(y)     There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(z)     Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(aa)   The Common Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock are listed on the New York Stock Exchange.

(bb)   Neither the Company nor any of its subsidiaries or affiliates, nor any director or officer, nor, to the knowledge of the Company, any employee, Manager, JV Entity or any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of any applicable law; and the Company and its subsidiaries and, to the knowledge of the Company, each of its affiliates and each of the Managers and JV Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(cc)   The operations of the Company and its subsidiaries and, to the knowledge of the Company, each of the Managers and JV Entities and their respective subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries, the Managers and the JV Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or, to the knowledge of the Company, any of the Managers or JV Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(i) The Company represents that neither the Company nor any of its subsidiaries nor any director or officer thereof nor, to the Company’s knowledge, any Manager or JV Entity or any employee, agent or affiliate of the Company or any of its subsidiaries, the Managers or the JV Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”) or the European Union (“EU”) (collectively, “Sanctions”), and neither the Company nor any of its subsidiaries nor any director or officer thereof nor,

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to the Company’s knowledge, any Manager, JV Entity, employee or affiliate of the Company or any of its subsidiaries, the Managers or JV Entities, is an individual or entity located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to its subsidiaries, joint venture partners or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company represents that, since January 1, 2011, except as set forth in the Registration Statement and the Time of Sale Prospectus, and except for port calls disclosed to the Underwriters it has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(dd)                    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short term debt or long term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(ee)                     The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except for those arising under credit facilities, each as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property taken as a whole by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(ff)     The Company and its subsidiaries own or possess, or hold a right or license to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by

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them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(gg)   No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(hh)   The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(ii)     The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(jj)     The Company and its subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15 of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act.

(kk)   The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement is accurate. Since December 31, 2016, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (each an “Internal Control Event”).

(ll)     Neither the Company’s independent auditors nor any internal auditor has recommended that the Board of Directors review or investigate, (i) adding to, deleting, changing the application of, or

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changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s audited balance sheet included in the Registration Statement; or (iii) any Internal Control Event.

(mm)                  The financial statements included in the Time of Sale Prospectus, together with the related notes thereto, present fairly in all material respects the financial position of the Company as of the date shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States, applied on a consistent basis throughout the periods involved; and the schedules included in the Time of Sale Prospectus, if any, present fairly the information required to be stated therein. The selected financial data and the summary financial information included in the Time of Sale Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Time of Sale Prospectus.

(nn)                    The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(oo)                    As described in the Registration Statement and subject to the limitations and restrictions therein, the Company believes that it was not a “passive foreign investment company” as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a “passive foreign investment company” for any taxable year subsequent to the date hereof.

(pp)                    Under current laws and regulations of the Marshall Islands and any political subdivision thereof, any amounts payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the Shares may be paid by the Company to the holder thereof in United States dollars that may be freely transferred out of the Marshall Islands and all such payments made to holders thereof or therein who are non-residents of the Marshall Islands will not be subject to income, withholding or other taxes under laws and regulations of the Marshall Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Marshall Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Marshall Islands or any political subdivision or taxing authority thereof or therein.

(qq)                    The Company and its subsidiaries have filed all United States federal, state and local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect); except as set forth in the Time of Sale Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties that are currently owed and due) required to be paid by them and that are currently owed and due, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect; and no capital gains, income, withholding or other taxes or stamp or other issuance or transfer taxes or duties or similar fees or charges are payable by or on behalf of the Underwriters to the Marshall Islands or to any political subdivision or taxing authority thereof or therein

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in connection with the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof.

(rr)                     Neither the Company nor its subsidiaries, nor any of their properties or assets, has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Marshall Islands or any political subdivisions thereof.

(ss)                     No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt)                      The Company has taken all necessary actions to comply with all applicable corporate governance requirements of the New York Stock Exchange that are applicable to the Company, except for such requirements that have been waived and disclosed in the Time of Sale Prospectus.

(uu)                    Neither the Company nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the Financial Industry Regulatory Authority (the “FINRA”)), any member firm of the FINRA.

(vv)                    There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Time of Sale Prospectus that have not been described as required.

(ww)                  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company, directly or indirectly, including through a subsidiary, to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Time of Sale Prospectus.

(xx)                    Ernst & Young (Hellas) Certified Auditors-Accountants S.A., who have expressed their opinion with respect to the financial statements and related notes thereto filed with the Commission as a part of the Time of Sale Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act.

(yy)                    Neither the Company nor any of its subsidiaries has any off-balance sheet arrangements.

(zz)                     Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to the Services Agreement, dividend reinvestment plans, employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

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(aaa)                   The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bbb)                  The newbuilding contract (the “Newbuilding Contract”) for the construction of the vessel listed on Schedule III-3, to the knowledge of the Company, has been duly authorized and has been executed and delivered by one of the JV Entities, and assuming the due authorization, execution and delivery by the other parties thereto, the Company has no reason to believe that such Newbuilding Contract does not constitute valid and binding agreements of such party enforceable in all material respects against such party in accordance with their terms, as may be amended.

(ccc)               (A) All of the vessels described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for each of the vessels listed on Schedule III-2 (each of which are owned by a JV Entity (the “JV Vessels”)), Schedule III-3 (which a JV Entity has contracted to acquire) (the “Contracted JV Vessel”) and Schedule III-1-A and III-3-A, are owned directly by subsidiaries of the Company; each of the vessels listed on Schedule III-1 (the “Owned Vessels”) hereto and, to the knowledge of the Company, the JV Vessels has been duly and validly registered as a vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Schedule III-1 or III-2, as applicable, in the sole ownership of the subsidiary listed on Schedule III-1 or, to the knowledge of the Company, the entity set forth opposite its name on Schedule III-2, as applicable, and no other action is necessary to establish and perfect such entity’s title to and interest in such vessel as against any charterer or other third party; each such subsidiary or, to the knowledge of the Company, each such entity has good title to the applicable Owned Vessel or the applicable JV Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record except for those mortgages, pledges, liens, security interests and claims arising under credit facilities, each as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and any other encumbrances which would not, in the aggregate, result in a Material Adverse Effect; and each such Owned Vessel or, to the knowledge of the Company, such JV Vessel, is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not, in the aggregate, result in a Material Adverse Effect.

(B) Each Owned Vessel is, and the Company has not received notice that any JV Vessel is not, operated in compliance in all material respects with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws), in each case as in effect on the date hereof, except where such failure to be in compliance would not have, individually or in the aggregate, a Material

13

Adverse Effect. The Company and each applicable subsidiary are, the Company has not received any notice that any JV Entity is not, and the Company will use reasonable commercial efforts so that the Contracted Vessels will be on the date of delivery, qualified to own or lease, as the case may be, and operate such vessels under all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel’s flag state, in each case as in effect on the date hereof, except where such failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect.

(C)     Each Owned Vessel is, the Company has not received any notice that the JV Vessels are not, and each Contracted Vessel will be on the date of delivery, classed by a classification society which is a full member of the International Association of Classification Societies and each Owned Vessel is, the Company has not received any notice that the JV Vessels are not, and the Company will use reasonable commercial efforts to ensure each Contracted Vessel will be on the date of delivery, in class with valid class and trading certificates, without any overdue recommendations, in each case based on the classification and certification requirements in effect on the date hereof.

2.     Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $6.78050 a share (the “Purchase Price”); provided that with respect to an aggregate 1,408,450 of the Firm Shares allocated at the direction of the Company to members of the Konstantakopoulos family (the “Konstantakopoulos Family Shares”), the Underwriters shall purchase such Konstantakopoulos Family Shares at the Public Offering Price (as defined below).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,025,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice and, in the case of any exercise notice delivered after the closing date for the Firm Shares, must be at least one business day after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of shares in excess of the number of Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Additional Shares to

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be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.     Terms of Public Offering. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement, including any Rule 462(b) Registration Statement, and this Agreement have become effective as in your judgment is advisable. The Company is further advised by the Representative that the Shares are to be offered to the public initially at $7.10 a share (the “Public Offering Price”), and to certain dealers selected by the Representative at a price that represents a concession not in excess of $0.19170 a share under the Public Offering Price.

4.     Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 31, 2017 or at such other time on the same or such other date, not later than June 7, 2017 as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than July 10, 2017 as shall be designated in writing by the Representative.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representative on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.     Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the accuracy of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions of this Agreement, to the performance by the Company of its covenants and other obligations hereunder, and to the condition that the Registration Statement shall be effective.

The several obligations of the Underwriters are subject to the following further conditions:

(a)     Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a

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possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)     there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)     The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)     The Underwriters shall have received on each of the date hereof and the Closing Date (i) a certificate signed by an executive officer of Costamare Shipping, and (ii) a certificate signed by an executive officer of Shanghai Costamare, dated as of such date, each substantially in the form attached hereto as Exhibit A (collectively the “Manager Certificates”).

(d)     The Underwriters shall have received on the Closing Date an opinion and statement of Cravath, Swaine & Moore LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

(i)                        Assuming that this Agreement has been duly authorized by the Company under the laws of the Republic of the Marshall Islands, this Agreement has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York.

(ii)                       The Registration Statement initially became effective under the Securities Act on November 7, 2016 and thereupon the offering of the Shares as contemplated by the Prospectus became registered under the Securities Act; to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; the required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)).

(iii)                      The form of certificate used to evidence the Common Stock is valid and sufficient and complies in all material respects with the requirements of the New York Stock Exchange.

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(iv)                      To such counsel’s knowledge, there is no pending or threatened action, suit, proceeding or investigation before or by any United States Federal or New York State court, governmental agency or authority against the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement and Time of Sale Prospectus or Prospectus which is not adequately disclosed as required.

(v)                      The statements made in the Time of Sale Prospectus and the Prospectus under the captions “Item. 7 Major Shareholders and Related Party Transactions—B. Related Party Transactions—Management and Services Agreement”, “Item. 7 Major Shareholders and Related Party Transactions—B. Related Party Transactions—Term and Termination Rights”, “Item. 7 Major Shareholders and Related Party Transactions—B. Related Party Transactions—Non-Competition” and “Item. 7 Major Shareholders and Related Party Transactions—B. Related Party Transactions—Restrictive Covenant Agreements” insofar as they purport to constitute a summary of the terms of the identified contracts, fairly summarize the matters therein described.

(vi)                      Although the discussion in the Prospectus under the heading “Material United States Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership and disposition of Common Stock, such counsel hereby confirms that the statements of law (including the qualifications thereto) under such heading represent such counsel’s opinion of the material United States federal income tax consequences of the acquisition, ownership and disposition of Common Stock, subject to certain assumptions expressly described in the Prospectus under such heading.

(vii)                     To such counsel’s knowledge, there is no contract, indenture, mortgage, loan agreement, note, lease or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

(viii)                    No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York State court, governmental authority or regulatory body is required to be made or obtained by the Company for the consummation of the transactions contemplated by this Agreement, other than (i) those that have been obtained or made under the Securities Act, (ii) those that may be required under the Securities Act in connection with the use of a “free writing prospectus” and (iii) those that may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters.

(ix)                      None of the execution, delivery and performance of the terms of the Underwriting Agreement by the Company and the consummation by the Company of the transactions set forth therein will result in a breach of or constitute a default (nor constitute an event that, with notice, lapse of time or both, would result in any breach or constitute a default) under or Debt Repayment Triggering Event (as defined in Section 1(m) of this Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any Specified Agreement, nor will such action result in any violation of United States Federal or New York State law, rule or regulation or any ruling, judgment, order or decree, known to us, of any United States Federal or

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New York State court, agency or official having jurisdiction over the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries. Such counsel’s opinion in the preceding sentence relating to the Specified Agreements does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency). Such counsel notes that certain of the Specified Agreements are governed by laws other than New York law; such counsel’s opinions expressed herein are based solely upon our understanding of the plain language of such agreements, and such counsel does not express any opinion with respect to the effect of the opinions or statements set forth herein on any interpretation thereof inconsistent with such understanding.

(x)                        To such counsel’s knowledge, other than as have been validly waived and are described in the Time of Sale Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement by the Company under the Securities Act.

(xi)                      After giving effect to the offering and sale of the Shares, the Company will not be an “investment company” within the meaning of, or is registered or otherwise required to be registered under, the Investment Company Act of 1940, as amended.

(xii)                     Neither the Company nor any of its subsidiaries should be a “passive foreign investment company” as such term is defined in the Internal Revenue Code of 1986, as amended.

(xiii)                    Assuming the validity of such action under the laws of the Republic of the Marshall Islands relating to submission to jurisdiction, the Company has, pursuant to Section 13 of this Agreement (a) validly and irrevocably submitted to the personal jurisdiction of the courts of the State of New York, and (b) appointed Puglisi & Associates as its agent for service of process.

(xiv)                    The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

Such counsel shall also state (i) on the basis of information gained in the course of the performance of the services rendered, that, the Registration Statement, at the time it initially became effective, and the Prospectus, as of the Closing Date, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that such counsel does not express any view as to the financial statements and other information of an accounting or financial nature included therein and (ii) that nothing has come to such counsel’s attention that causes such counsel to believe that (a) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Prospectus, as of its date or at the Closing Date, included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Time of Sale Prospectus, as

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of the applicable time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, such counsel does not express any view as to the financial statements and other information of an accounting or financial nature included therein.

(e)     The Underwriters shall have received on the Closing Date an opinion of Cozen O’Connor, counsel on issues of Marshall Islands law for the Company, dated the Closing Date, to the effect that:

(i)                        The Company has been duly incorporated and is a validly subsisting corporation in good standing under the laws of the Republic of the Marshall Islands.

(ii)                       The Company has the corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement.

(iii)                      The authorized capital stock of the Company conforms in all material respects to the description thereof set forth in the Registration Statement and the Time of Sale Prospectus, and the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and, to such counsel’s knowledge, are fully paid and non-assessable. Neither the articles of incorporation or bylaws of the Company nor any agreement filed as an exhibit to the Registration Statement grant the holders of the outstanding shares of the capital stock of the Company any preemptive rights, and, to such counsel’s knowledge, none of the outstanding shares of the capital stock of the Company were issued in violation of any preemptive right or similar rights of any security holder of the Company. The issued and outstanding capital stock of the Company is as set forth in the Registration Statement and Time of Sale Prospectus under the caption “Capitalization.”

(iv)                      The Shares have been duly authorized for issuance and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non assessable and no holder of the Shares is or will be subject to personal liability solely by reason of being such a holder.

(v)                      The issuance of the Shares is not subject to preemptive or other similar rights.

(vi)                     The Framework Agreement (the “Framework Agreement”) between the Company and Costamare Shipping has been duly authorized and validly executed and delivered by the Company and is a valid and binding agreement of the Company and is enforceable against it in accordance with its terms.

(vii)                    The Company has taken all corporate action required to authorize the execution and delivery by the Company and the performance by the Company of its obligations under this Agreement, and this Agreement has been duly executed and delivered by the Company.

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(viii)                    The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements of the Republic of the Marshall Islands and with any applicable requirements of the articles of incorporation and bylaws of the Company.

(ix)                       The statements (a) in the Annual Report, incorporated by reference in the Registration Statement and the Time of Sale Prospectus under the caption “Item 3. Key Information—D. Risk Factors—Risk Inherent in Our Business—We are a Marshall Islands corporation, and the Marshall Islands does not have a well developed body of corporate law or a bankruptcy act, and, as a result, stockholders may have fewer rights and protections under Marshall Islands law than under the laws of a jurisdiction in the United States”, “Item 3. Key Information—D. Risk Factors—Risk Inherent in Our Business—Risk Factors— It may be difficult or impossible to enforce service of process and enforcement of judgments against us and our officers and directors”; (b) in the Registration Statement and Basic Prospectus “Service of Process and Enforceability of Liabilities”, “Dividend Policy” and “Description of Capital Stock”, and the statements in the Annual Report under Item 10, insofar as such statements constitute a summary of the rights and obligations of the holders of the capital stock of the Company and Marshall Islands legal matters, and the statements in the Registration Statement and the Time of Sale Prospectus under “Tax Considerations – Marshall Islands Tax Considerations,” insofar as such statements describe Marshall Islands tax law, fairly present in all material respects such matters, and such counsel’s opinion set forth under the caption “Tax Considerations – Marshall Islands Tax Considerations” (subject to the limitations and restrictions set forth therein) is confirmed.

(x)                        No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the Republic of the Marshall Islands is required in order for the execution and delivery by the Company of this Agreement in order for it to be duly and validly authorized by the Company.

(xi)                       No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body of the Republic of the Marshall Islands is required for the consummation by the Company of the transactions contemplated by this Agreement or the sale and delivery of the Shares by the Company.

(xii)                      No licenses, permits, certificates, consents, orders, approvals and other authorizations of, or declarations or filings with, any governmental or regulatory authorities of the Republic of the Marshall Islands are required for the Company to own or lease, as the case may be, and to operate, its properties and to carry on its business in the manner described in the Registration Statement and the Time of Sale Prospectus.

(xiii)                     To such counsel’s knowledge there are no legal or governmental investigations, actions, suits or proceedings pending or threatened in writing in the Republic of the Marshall Islands against the Company or any of its properties specifically or to which the Company is a party or to which any of its properties is subject.

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(xiv)                    Neither the sale of the Shares, nor the execution, delivery and performance of this Agreement, nor the consummation of any other of the transactions contemplated in this Agreement, nor the fulfillment of the terms thereof will conflict with, result in a violation of, or result in the imposition of any lien, charge or encumbrance under Marshall Islands law upon any property or assets of the Company pursuant to (i) its articles of incorporation or bylaws or (ii) any Marshall Islands statute, law, rule, order or regulation of general application or of any Marshall Islands governmental agency or body to which the Company is subject.

(xv)                     Assuming that none of the Underwriters is carrying on business or conducting transactions in the Republic of the Marshall Islands and none of the Shares is sold to citizens or residents of the Republic of the Marshall Islands, no documentary stamp or other issuance or transfer taxes or duties or similar fees and no capital gains, income, withholding or other taxes, are payable by the Underwriters to the Republic of the Marshall Islands or to any political subdivision or taxing authority thereof or therein solely in connection with the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof.

(xvi)                    The Company has taken all corporate action required under Marshall Islands law to authorize the execution and delivery of the Registration Statement and the filing of the Registration Statement with the Commission, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(xvii)                   So long as the Company remains a non-resident domestic corporation under the laws of the Republic of the Marshall Islands, all dividends and other distributions declared and payable on the capital stock of the Company may under the current laws and regulations of the Republic of the Marshall Islands be paid in United States dollars and are not subject to Marshall Islands exchange controls and, assuming that the recipient thereof is not a resident or citizen of the Republic of the Marshall Islands or carrying on business or conducting transactions in the Republic of the Marshall Islands, will not be subject to withholding taxes under the laws and regulations of the Marshall Islands, and are otherwise free and clear of any other Marshall Islands tax, withholding or deduction, without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in the Marshall Islands.

(xviii)                  So long as none of the capital stock of the Company is owned, directly or indirectly, by the Republic of the Marshall Islands or any other sovereign, neither the Company nor any of its properties or assets will have an immunity from suit, execution, attachment or legal process in any proceedings taken in the Marshall Islands in relation to this Agreement.

(xix)                     The Company has taken all corporate action required to authorize under the Company’s Stockholder Rights Agreement the issuance of the Rights (as such term is defined therein) and such Rights with respect to the authorized shares of Common Stock have been validly issued.

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(xx)                      The agreement of the Company to the choice of law provisions set forth in Section 13 of this Agreement would be regarded by the courts of the Marshall Islands as a matter of civil contract to be enforced in the same manner as other contracts; the Company can sue and be sued in its own name under the law of the Marshall Islands; and the irrevocable submission of the Company to the exclusive jurisdiction of a New York Court, and the waiver by the Company of any objection to the venue of a proceeding of a New York Court are valid and binding under the laws of the Republic of the Marshall Islands. Such counsel notes, however, that the validity and enforceability of such submission to jurisdiction and waiver of venue provisions set forth in this Agreement are not dependent on the law of the Republic of the Marshall Islands and such provisions may not be enforceable under the laws of any particular jurisdiction. Service of process effected in the manner set forth in Section 13 of this Agreement will be effective, insofar as the law of the Marshall Islands is concerned, to confer valid personal jurisdiction over the Company; and a final non-appealable judgment against the Company entered by a court in any United States or foreign jurisdiction in any suit, action or proceeding would be enforceable against the Company in the courts of the Republic of the Marshall Islands without a retrial of the merits of the matter, except where (A) it has not been pronounced by a court of competent jurisdiction, (B) it has not been given on the merits of the case, (C) it appears on the face of the proceeding to be founded on an incorrect view of international law or a refusal to recognize the laws of the Republic of the Marshall Islands in cases where such laws are applicable, (D) the proceedings in which judgment was obtained are opposed to natural justice, (E) it has been obtained by fraud, (F) it sustains a claim founded on a breach of any law in force in the Republic of the Marshall Islands, or (G) it has been obtained by default where the Company was not represented.

(xxi)                     Each of the JV Entities and entities listed in Schedule III-4 (collectively, the “MI Subsidiaries”) has been duly incorporated or formed, and is validly subsisting as a corporation, limited partnership, limited liability company or other entity, as applicable, in good standing under the laws of the Republic of the Marshall Islands. Each of the MI Subsidiaries has the corporate, limited partnership, limited liability company or other entity power and corporate authority, as applicable, to own, lease and operate its properties and conduct its business as described in the Time of Sale Prospectus and Prospectus.

(xxii)                    To such counsel’s knowledge, based solely upon such counsel’s review of (i) a copy of each of the JV Entities’ stock ledgers, and (ii) a copy of certificates representing the capital stock of each JV Entity, each certified as true and correct by the relevant JV Entity, the respective percentage of the issued and outstanding capital stock of each JV Entity that is held of record by Costamare Ventures Inc., is held free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, subject to the terms of the relevant shareholders agreement and any pledge or charge disclosed in this Agreement. The outstanding shares of the capital stock of each MI Subsidiary have been duly authorized and validly issued by each MI Subsidiary that is the issuer thereof and, to such counsel’s knowledge, are fully paid and are non-assessable and were not issued in violation of any preemptive rights of any security holder of such MI Subsidiary.

(f)        The Underwriters shall have received on the Closing Date an opinion of Cozen O’Connor, counsel on matters of Liberian law for the Company, dated the Closing Date, to the effect that:

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(i)                        Each of the entities listed on Schedule III-1 (collectively, the “Liberian Subsidiaries”) has been duly incorporated, and is validly subsisting as a corporation in good standing under the laws of the Republic of Liberia.

(ii)                       Each of the Liberian Subsidiaries has the corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Time of Sale Prospectus and Prospectus.

(iii)                      To such counsel’s knowledge, based solely upon such counsel’s review of (i) a copy of each of the Liberian Subsidiaries’ stock ledgers, and (ii) a copy of certificates representing the capital stock of each Liberian Subsidiary, each certified as true and correct by the relevant Liberian Subsidiary, all of the issued and outstanding capital stock of each of the Liberian Subsidiaries is held of record by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except as disclosed in this Agreement. The outstanding shares of the capital stock of each of the Liberian Subsidiaries have been duly authorized and validly issued by such subsidiary that is the issuer thereof and, to such counsel’s knowledge, are fully paid and are non-assessable and were not issued in violation of any preemptive rights of any security holder of such subsidiary.

(iv)                      Based on such counsel’s review of the Certificates of Ownership and Encumbrances issued by the Bureau of Maritime Affairs of the Republic of Liberia, each of the vessels listed on Schedule III-1 and Schedule III-2 to this Agreement as being registered in the Republic of Liberia is duly and validly registered as a vessel in the sole ownership of the entity indicated as the “Owning Entity” of such vessel on such schedule under the laws of the Republic of Liberia, free and clear of all liens, claims, debts or encumbrances of record except as set forth in an annex to such opinion; and to such counsel’s knowledge, each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the Republic of Liberia as would affect its registry with the Liberian maritime authority.

(v)                       The statements made in the Annual Report, incorporated by reference in the Registration Statement, Basic Prospectus and Prospectus Supplement under the caption “Item 10. Additional Information – E. Tax Considerations - Liberian Tax Considerations” insofar as such statements describe Liberian tax law generally, fairly present in all material respects such matters.

(vi)                      No licenses, permits, certificates, consents, orders, approvals and other authorizations of, or declarations or filings with, any governmental or regulatory authorities of the Republic of Liberia are required for each of the Subsidiaries to own or lease, as the case may be, and to operate, its properties and to carry on its business in the manner described in the Registration Statement, Time of Sale Prospectus and Prospectus.

(vii)                     So long as each of the Subsidiaries remains a non-resident domestic corporation under the laws of the Republic of Liberia, does not have a permanent establishment in the Republic of Liberia through which it carries on business and does not have Liberian source income, and assuming that the recipient thereof is not a natural person or legal person resident in

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the Republic of Liberia, all dividends and other distributions declared and payable on the capital stock of such Subsidiary will not be subject to withholding taxes or other Liberian taxes under the laws of the Republic of Liberia.

(viii)                    Assuming that neither the Liberian Subsidiaries nor any of their parents, subsidiaries or affiliates is a division, bureau, office, agency, department, committee or political subdivision of the government of the Republic of Liberia and the Liberian Subsidiaries do not engage in the conduct of activities pursuant to a contractual arrangement with the Republic of Liberia or any division, bureau, office, agency, department, committee or political subdivision thereof, neither the Subsidiaries nor any of their assets is immune from the institution of legal proceedings or the obtaining or execution of a judgment in the Republic of Liberia.

(ix)                       The Services Agreement (the “Services Agreement”) between the subsidiaries of the Company identified therein and Costamare Shipping Services Ltd. has been duly authorized and validly executed and delivered by such subsidiaries of the Company and is a valid and binding agreement of such subsidiaries of the Company and is enforceable against such subsidiaries of the Company in accordance with its terms.

(g)       The Underwriters shall have received on the Closing Date an opinion of Daniolos Law Firm, Greek counsel for the Company, dated the Closing Date, to the effect that:

(i)                        The Company is not required to file tax returns or pay any taxes in the Republic of Greece.

(ii)                       No capital gains, income, withholding or other taxes, are payable by or on behalf of the Underwriters to the Republic of Greece or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Shares to the Underwriters or the initial resales thereof by the Underwriters in the manner contemplated by the Underwriting Agreement. There are no documentary, stamp or other issuance or transfer taxes or duties or similar fees under the laws of the Republic of Greece or any political subdivision thereof, required to be paid in connection with the execution and delivery of the Underwriting Agreement or the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof.

(iii)                      All dividends and other distributions declared and payable on the shares of capital stock of the Company will not be subject to withholding or other taxes under the current laws and regulations of the Republic of Greece.

(iv)                      Except as described therein, to the best of such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened in the Republic of Greece to which Company, any of its subsidiaries or Costamare Shipping Company, S.A. is a party or to which any property of the Company, any of its subsidiaries or Costamare Shipping Company, S.A. is the subject.

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(v)                       The compliance by the Company with the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict in any material respect with any Greek law.

(vi)                      Each of the Company, its subsidiaries and Costamare Shipping Company S.A. has obtained any licenses and other forms of authorization from, and has made all declarations and filings with, any governmental authorities, self-regulatory organizations and any courts and other tribunals in the Republic of Greece necessary to own or lease, as the case may be, and to operate the vessels contemplated to be owned by it and to carry on its business as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, and none of the Company, any of its subsidiaries or Costamare Shipping Company S.A. has received any actual notice of any proceedings relating to revocation or modification of any such license or other form of authorization, and the Company, its subsidiaries and Costamare Shipping Company S.A. are each in compliance in all material respects with all laws and regulations in the Republic of Greece relating to the ownership or lease, as the case may be, and the operation of the vessels and the conduct of its business as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(vii)                     The Company, each of its subsidiaries and Costamare Shipping Company S.A. are each qualified to transact business as a foreign corporation under the laws of the Republic of Greece.

(viii)                    Based on such counsel’s review of the Certificates of Ownership and Encumbrances, issued by the Hellenic Republic Piraeus Port Authority of the Republic of Greece, each of the vessels listed on Schedule III to this Agreement as being registered in Greece is duly and validly registered as a vessel in the sole ownership of the entity indicated as the “Owning Entity” of such vessel on such schedule under the laws of Greece; each of said entities has good and marketable title thereto.

(ix)                       Each of the Vessels is free and clear of all liens, claims, debts or encumbrances and defects of title of record except as set forth in an annex to such opinion; and to such counsel’s knowledge, each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the Greece as would affect its registration under the Greek flag. All subsidiaries owning vessels under the Greek flag are in full compliance with their tax obligations up until the last financial year before this Agreement.

(h)       The Underwriters shall have received on the Closing Date an opinion of Reed Smith Richards Butler, Hong Kong counsel for the Company, dated the Closing Date, to the effect that:

(i)                        Based on such counsel’s review of the transcripts of register, issued by the Hong Kong Shipping Registry, each of the vessels listed on Schedule III to this Agreement for which the jurisdiction of registration is stated to be Hong Kong is duly and validly registered as a vessel in the sole ownership of the entity indicated as the “Owning Entity” of such vessel on Schedule III under the laws of Hong Kong; each of said entities has title thereto, free and clear of all Hong Kong recorded liens, charges, security interests or encumbrances and of defects of title

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of record except as set forth in an annex to this opinion; and to such counsel’s knowledge, any past and current taxes, fees and other amounts payable under the laws of Hong Kong as would affect its registration with the Hong Kong Shipping Registry have been paid.

(ii)                       Each of the Owning Entities for which the conduct of its business or its ownership or leasing of property requires such qualification are qualified to transact business as a non-Hong Kong company under the laws of Hong Kong.

(iii)                      All dividends and other distributions declared and payable on the shares of capital stock of any Owning Entity qualified to transact business in Hong Kong will not be subject to withholding or other taxes under the current law and regulations of Hong Kong.

(i)        The Underwriters shall have received on the Closing Date an opinion of Dr. Lorraine Conti, Maltese counsel for the Company, dated the Closing Date, to the effect that:

(i)                        Based on such counsel’s review of the transcripts of register, issued by the Malta Maritime Authority, each of the vessels listed on Schedule III to this Agreement for which the jurisdiction of registration is stated to be Malta is duly and validly registered as a vessel in the sole ownership of the entity indicated as the “Owning Entity” of such vessel on Schedule III under the laws of Malta; each of said entities has title thereto, free and clear of all Maltese recorded liens, charges, security interests or encumbrances and of defects of title of record except as set forth in an annex to this opinion; and to such counsel’s knowledge, any past and current taxes, fees and other amounts payable under the laws of Malta as would affect its registration with the Malta Maritime Authority have been paid.

(ii)                       Each of the Owning Entities for which the conduct of its business or its ownership or leasing of property requires such qualification are qualified to transact business as a non-Maltese company under the laws of Malta.

(iii)                      All dividends and other distributions declared and payable on the shares of capital stock of any Owning Entity qualified to transact business in Malta will not be subject to withholding or other taxes under the current law and regulations of Malta.

(j)        The Underwriters shall have received on the Closing Date an opinion and statement of Morgan, Lewis & Bockius LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters as may be requested by the Underwriters.

(k)        The opinions of Cravath, Swaine & Moore LLP, Cozen O’Connor, Cozen O’Connor, Daniolos Law Firm, Reed Smith Richards Butler and Dr. Lorraine Conti described in Sections 5(d), 5(e), 5(f), 5(g), 5(h) and 5(i) respectively, shall be rendered to the Underwriters at the request of the Company and shall so state therein. In giving the opinions above, such counsel may rely, with respect to certain factual matters, on the representations and warranties of the Company contained in this Agreement and on certificates of officers of such parties and others, and may assume compliance by each such party with the terms of this Agreement.

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(l)        The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young (Hellas) Certified Auditors-Accountants S.A., independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(m)      The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Representative and each of the officers and directors of the Company and each of the stockholders listed on Schedule IV to this Agreement relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date.

(n)       The Shares shall have been approved for listing on the New York Stock Exchange, and satisfactory evidence thereof shall have been provided to the Representative.

(o)       FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of such documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.            Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)       To furnish to the Representative, in New York City, without charge, and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(b)       Before amending or supplementing the Registration Statement, including any Rule 462(b) Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)       To furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object.

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(d)       Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(e)       If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)        If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)       To endeavor, in cooperation with the Underwriters, to qualify the Shares for offer and sale under the applicable securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)       To make generally available to the Company’s security holders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the

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provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)        Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters (not to exceed $2,000) in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters (not to exceed $8,000) incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The Company also covenants with each Underwriter that, without the prior written consent of the Representative, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such

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other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) Shares issued pursuant to the Company’s dividend reinvestment plan, as such plan is described in the Time of Sale Prospectus, (c) Shares issued pursuant to the Services Agreement, as such agreement is described in the Time of Sale Prospectus or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 90-day restricted period.

7.            Covenants of the Underwriters. Each Underwriter severally covenants with the Company that it will not take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

8.            Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein. The Company agrees and confirms that references to “affiliates” of Morgan Stanley that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b)       Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth (i) in

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the last paragraph of the cover page regarding delivery of the Shares, (ii) the list of Underwriters and their respective participation in the sale of the Shares under the heading “Underwriting,” (iii) the sentences related to concessions and reallowances under the heading “Underwriting”, (iv) the sentences related to their intention to make a market in Common Stock under the heading “Underwriting” and (v) the paragraphs related to stabilization and syndicate covering transactions under the heading “Underwriting” constitute the only information furnished by the several Underwriters for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c)       In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)       To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein,

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then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (B) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)       The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)        The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

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9.            Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.          Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not

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relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.          Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)       The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.          Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.          Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The Company hereby submits to the non-exclusive jurisdiction of the United States federal and state courts in the Borough of Manhattan in The City of New York (a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in a New York Court and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company has appointed Puglisi & Associates as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of them agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as

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aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the Republic of the Marshall Islands.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

14.          Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

15.          Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.          Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to Costamare Inc., 7 Rue du Gabian, MC 98000, Monaco, Attention: General Counsel, with a copy to Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, Attention: D. Scott Bennett, Esq.

17.          Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase. No party may assign this Agreement, in whole or in part, without the prior written consent of the other parties.

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[Signature page follows.]

36

Very truly yours,

Costamare Inc.

By:	/s/ Gregory Zikos
Name: Gregory G. Zikos
Title: Chief Financial Officer

Accepted as of the date hereof:

Acting severally on behalf of themselves and as
the Representative of the several Underwriters:

By: Morgan Stanley & Co. LLC

By:	/s/ Toby Gruszewski
Name: Toby Gruszewski
Title: Vice President

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	6,986,250
Wells Fargo Securities, LLC	2,598,750
J.P. Morgan Securities LLC	1,350,000
Citigroup Global Markets Inc.	1,350,000
Stifel, Nicolaus & Company, Incorporated	1,215,000

Total:	13,500,000

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued May 24, 2017

2.	Public Offering Price: $7.10 per share

3.	Firm Shares: 13,500,000

4.	Underwriters option to purchase Additional Shares: 2,025,000

SCHEDULE III

Schedule III-1

Owned Vessels

Owning Entity	Vessel Name	Jurisdiction of Owning Entity Incorporation	Jurisdiction of Vessel Registration
Achilleas Maritime Corporation	Maersk Kobe	Liberia	Malta
Alexia Transport Corp.	Piraeus	Liberia	Hong Kong
Angistri Corporation	Zim New York	Liberia	Hong Kong
Bullow Investments Inc.	MSC Mykonos	Liberia	Greece
Capetanissa Maritime Corporation	Cosco Beijing	Liberia	Malta
Caravokyra Maritime Corporation	Cosco Hellas	Liberia	Greece
Christos Maritime Corporation	Sealand Washington	Liberia	Malta
Costachille Maritime Corporation	Cosco Yantian	Liberia	Malta
Costis Maritime Corporation	Sealand New York	Liberia	Malta
Dino Shipping Co.	Sealand Michigan	Liberia	Malta
Fanakos Maritime Corporation	Oakland Express	Liberia	Hong Kong
Fastsailing Maritime Co.	Zim Shanghai	Liberia	Hong Kong
Finch Shipping Co.	Neapolis	Liberia	Liberia
Flow Shipping Co.	Halifax Express	Liberia	Hong Kong
Haley Shipping Co.	MSC Pylos	Liberia	Liberia
Idris Shipping Co.	Zagora	Liberia	Malta
Joyner Carriers S.A.	Messini	Liberia	Liberia
Kalamata Shipping Corporation	MSC Kolkata	Liberia	Hong Kong
Kelsen Shipping Co.	Maersk Kure	Liberia	Liberia
Leroy Shipping Co.	Prosper	Liberia	Liberia
Lindner Shipping Co.	Venetiko	Liberia	Liberia
Madelia Shipping Co.	MSC Ulsan	Liberia	Hong Kong
Mansel Shipping Co.	MSC Sierra II	Liberia	Liberia
Marathos Shipping Inc.	MSC Mandraki	Liberia	Greece
Marina Maritime Corporation	Cosco Ningbo	Liberia	Malta
Mas Shipping Co.	Maersk Kokura	Liberia	Liberia
Merten Shipping Co.	MSC Kalamata	Liberia	Hong Kong
Miko Shipping Co.	Sealand Illinois	Liberia	Malta
Montes Shipping Co.	Maersk Kawasaki	Liberia	Liberia
Navarino Maritime Corporation	MSC Kingston	Liberia	Hong Kong
Nerida Shipping Co.	Maersk Kowloon	Liberia	Liberia
Nicky Shipping Co.	MSC Reunion	Liberia	Liberia
Odette Shipping Co.	MSC Namibia II	Liberia	Liberia
Percy Shipping Co.	Stadt Luebeck	Liberia	Liberia
Plange Shipping Co.	Kyparissia	Liberia	Malta
Quentin Shipping Co.	Valor	Liberia	Malta
Raymond Shipping Co.	Value	Liberia	Malta
Rena Maritime Corporation	Cosco Guangzhou	Liberia	Malta
Sander Shipping Co.	Valiant	Liberia	Malta
Simone Shipping Co.	Leonidio	Liberia	Malta
Spedding Shipping Co.	Lakonia	Liberia	Hong Kong

Owning Entity	Vessel Name	Jurisdiction of Owning Entity Incorporation	Jurisdiction of Vessel Registration
Takoulis Maritime Corporation	Singapore Express	Liberia	Hong Kong
Terance Shipping Co.	Valence	Liberia	Malta
Timpson Shipping Co.	Areopolis	Liberia	Liberia
Undine Shipping Co.	Vantage	Liberia	Malta
Uriza Shipping S.A.	Navarino	Liberia	Hong Kong
Valli Shipping Co.	Itea	Liberia	Liberia
Virna Shipping Co.	MSC Methoni	Liberia	Liberia
Waldo Shipping Co.	MSC Koroni	Liberia	Liberia

Schedule III-1-A

Bareboat Chartered Vessels

Entity	Vessel Name	Jurisdiction of Owning Entity Incorporation	Jurisdiction of Vessel Registration
Adele Shipping Co.	MSC Azov	Liberia	Malta
Bastian Shipping Co.	MSC Ajaccio	Liberia	Malta
Cadence Shipping Co.	MSC Amalfi	Liberia	Malta
Jodie Shipping Co.	MSC Athens	Liberia	Malta
Kayley Shipping Co.	MSC Athos	Liberia	Malta

Schedule III-2

JV Vessels

Owning Entity	Ownership Percentage	Vessel Name	Jurisdiction of Owning Entity Incorporation	Jurisdiction of Vessel Registration
Horton Maritime Co.	49%	Petalidi	Marshall Islands	Malta
Marchant Maritime Co.	49%	Padma	Marshall Islands	Liberia
Smales Maritime Co.	49%	Elafonisos	Marshall Islands	Liberia
Steadman Maritime Co.	49%	Ensenada	Marshall Islands	Liberia
Kemp Maritime Co.	49%	Cape Akritas	Marshall Islands	Malta
Geyer Maritime Co.	49%	Arkadia	Marshall Islands	Liberia
Goodway Maritime Co.	49%	Monemvasia	Marshall Islands	Liberia
Hyde Maritime Co.	49%	Cape Tainaro	Marshall Islands	Malta
Ainsley Maritime Co.	25%	Cape Kortia	Marshall Islands	Malta
Ambrose Maritime Co.	25%	Cape Sounio	Marshall Islands	Malta

Schedule III-3

Contracted JV Vessels

Owning Entity	Ownership Percentage	Vessel Name	Jurisdiction of Owning Entity Incorporation	Jurisdiction of Vessel Registration
Skerrett Maritime Co.	49%	NCP0152 (to be renamed)	Marshall Islands	N/A

Schedule III-3-A

Bareboat Chartered JV Vessels

Entity	Vessel Name	Jurisdiction of Owning Entity Incorporation	Jurisdiction of Vessel Registration
Benedict Maritime Co.	Triton	Marshall Islands	Malta
Bertrand Maritime Co.	Titan	Marshall Islands	Malta
Beardmore Maritime Co.	Talos	Marshall Islands	Malta
Schofield Maritime Co.	Taurus	Marshall Islands	Malta
Fairbank Maritime Co.	Theseus	Marshall Islands	Malta
Platt Maritime Co.	YZJ2015-1206	Marshall Islands	N/A
Sykes Maritime Co.	YZJ2015-1207	Marshall Islands	N/A

Schedule III-4

Entity	Jurisdiction of Incorporation
Costamare Ventures Inc.	Marshall Islands
Croy Holdings Inc.	Marshall Islands
Costamare Partners LP	Marshall Islands
Costamare Partners GP LLC	Marshall Islands
Costamare Partners Holdings LLC	Marshall Islands

SCHEDULE IV

Konstantinos Konstantakopoulos

Gregory Zikos

Konstantinos Zacharatos

Vagn Lehd Møller

Christos Konstantakopoulos

Charlotte Stratos

Anastassios Gabrielides

Achillefs Konstantakopoulos

Kent Maritime Investments S.A.

Yaco Maritime S.A.

Vasska Maritime Investments S.A.

EXHIBIT A

FORM OF MANAGER CERTIFICATE TO BE DELIVERED PURSUANT TO SECTION 5(C)

_____, 2017

Pursuant to Section 5(c) of the Underwriting Agreement, dated May 25, 2017 (the “Underwriting Agreement”), by and between Costamare Inc. and Morgan Stanley & Co. LLC, as representative (the “Representative”) of the several underwriters (the “Underwriters”), [Costamare Shipping][Shanghai Costamare] (the “Manager”) hereby delivers this certificate (the “Manager Certificate”) to the Representative on the date first written above. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Underwriting Agreement.

1.        Representations and Warranties. The Manager represents and warrants to each Underwriter as of the date hereof and agrees with each Underwriter, as follows:

(a)      The Manager has received and reviewed a copy of the Underwriting Agreement.

(b)      The Manager has been duly organized, is validly existing as a corporation under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not result in a Manager Material Adverse Effect.

(c)      The representations in Sections 1(m), 1(q), 1(u), 1(v), 1(bb), 1(cc) and 1(dd) of the Underwriting Agreement, insofar as such statements in such sections relate to the Manager, are true and correct.

2.        Manager Officer’s Certificate. The Manager agrees to deliver to the Representative at the Closing Date and any Option Closing Date a certificate of an executive officer, dated as of such date, to the effect that the representations and warranties of the Manager set forth in this Manager Certificate are true and correct with the same force and effect as though expressly made at and as of such date.

EXHIBIT B

[FORM OF LOCK-UP LETTER]

May __, 2017

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Costamare Inc., a Marshall Islands corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, the undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; (d) transfers of shares of Common Stock or any security convertible into Common Stock to any immediate family member of the undersigned or any trust or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for the purposes of this agreement, “immediate family” shall mean a relationship by blood, marriage or adoption); provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee, distributee, transferee or beneficiary shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. If (i) the Company notifies the undersigned in writing that it does not intend to proceed with the Public Offering or (ii) for any reason the Underwriting Agreement shall be terminated prior to the “Closing Date” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Very truly yours,

(Name)

(Address)